THIRTIETH AMENDMENT TO EMPLOYMENT AGREEMENT

This Thirtieth Amendment to Employment Agreement is made and entered into as of October 1, 2012, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Robert M. Gans (“Executive”).

Recitals

A)	On September 20, 1994 an Employment Agreement was made and entered into by and between Executive and Price Enterprises, Inc.

B)	Said Employment Agreement has been assigned to Employer and amended on twenty-nine prior occasions;

C)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Employment Agreement, which currently provides:

3.1    Term. The term of Executive's employment hereunder shall commence on October 17, 1994 and shall continue until October 16, 2012 unless sooner terminated or extended as hereinafter provided (the "Employment Term").

is hereby amended, to provide as follows:

3.1    Term. The term of Executive's employment hereunder shall commence on October 17, 1994 and shall continue until October 16, 2013 unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

2. All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                        EMPLOYER
PriceSmart, INC.

Robert M. Gans                    By:

______________________                Name:     Jose Luis Laparte

Its:     CEO and President